Exhibit 99.1

FROM:  P.A.M. TRANSPORTATION SERVICES, INC.
P.O. BOX 188
Tontitown, AR 72770
Lance K. Stewart
(479) 361-9111

P.A.M. TRANSPORTATION SERVICES, INC.
ANNOUNCES RESULTS FOR THE FOURTH QUARTER
AND YEAR ENDED DECEMBER 31, 2012

Tontitown, Arkansas, February 6, 2013......P.A.M. Transportation Services, Inc. (NASDAQ:  PTSI) today reported net loss of $311,010 or diluted and basic loss per share of $0.04 for the quarter ended December 31, 2012, and net income of $2,178,881 or diluted and basic earnings per share of $0.25 for the year ended December 31, 2012. These results compare to net income of $133,037 or diluted and basic earnings per share of $0.02 for the quarter ended December 31, 2011, and net loss of $2,857,371 or diluted and basic loss per share of $0.32 for the year ended December 31, 2011.

Operating revenues were $95,772,668 for the fourth quarter of 2012, a 7.1% increase compared to $89,388,357 for the fourth quarter of 2011. Operating revenues were $380,632,762 for the year ended December 31, 2012, a 6.0% increase compared to $359,242,960 for the year ended December 31, 2011.

Daniel H. Cushman, President of the Company, commented, “We finished the year with eleven consecutive profitable months, followed by a single month of loss in December.  We are pleased with the progress achieved during 2012, reflected in the $0.57 cent swing in earnings per share from a $0.32 cent per share loss posted in 2011 to earnings of $0.25 cents per share for 2012. This improvement was achieved in an environment characterized by rising fuel prices that averaged $0.12 cents per gallon higher in 2012 compared to 2011, rising equipment and replacement parts costs, increased competition for drivers, increased regulation, and an economy that continues to struggle to get traction.

“Fourth quarter freight demand began up year over year and remained strong through the Friday before Christmas. However, demand fell off more drastically the last ten days of 2012 than in 2011, which is largely attributable to the mid-week holiday in 2012, compared to the weekend holiday in 2011. This had the effect of reducing the momentum of year over year revenue growth from 7.2% in October and November, to a slight decrease year over year in December.  We reduced our fourth quarter operating loss slightly from $433,000 for the fourth quarter 2011 to $395,000 for the fourth quarter 2012.

“Our fleet replenishment cycle is on schedule with the average age of our tractor fleet reaching 1.70 years as of December 2012, down from 2.67 years at December 2011 and 3.47 years at its peak in April 2011. We took delivery of approximately 600 tractors and 600 trailers in 2012 and plan to continue a similar cycle through 2013. We are very pleased with the improvements we have seen in fuel efficiency, maintenance costs, driver and customer satisfaction and CSA scores as a result of the newer fleet. In addition, our truck fleet was equipped with electronic on-board recorders (EOBR’s) for all of 2012, well in advance of the July 2015 mandated implementation. The real time driver availability information provided by EOBR’s has enhanced our safety programs as well as increased utilization through our ability to plan more effectively. We believe there are additional opportunities to further leverage this information and will aggressively implement these initiatives in 2013.

“The driver market continued to tighten throughout 2012, but we ended the year with 260 more drivers and 143 more owner operators than we ended with in 2011. We continue to focus on programs and processes centered in our driving associates and our dedication to creating value for them with PAM in an intensely competitive market.

“As we become more satisfied with the diversification of our customer base, we have greatly intensified our focus on premium service in order to create satisfaction, loyalty and growth within our customer base. We continue to increase the percentage of our total revenue earned from Mexico, Expedited Services, and Dedicated operations while being very systematic and disciplined in our choices of origins, destinations and pricing within our general, random offering.

“We made significant progress towards the goal of sustainable profitability during 2012, but will not be satisfied until we can overcome months like December that pose specific challenges to profitability. We would like to commend our dedicated employees and thank our customers, suppliers and shareholders for their continued commitment and support.”

P.A.M. Transportation Services, Inc. is a leading truckload dry van carrier transporting general commodities throughout the continental United States, as well as in the Canadian provinces of Ontario and Quebec. The Company also provides transportation services in Mexico through its gateways in Laredo and El Paso, Texas under agreements with Mexican carriers.

Certain information included in this document contains or may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may relate to expected future financial and operating results or events, and are thus prospective. Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, excess capacity in the trucking industry; surplus inventories; recessionary economic cycles and downturns in customers' business cycles; increases or rapid fluctuations in fuel prices, interest rates, fuel taxes, tolls, license and registration fees; the resale value of the Company's used equipment and the price of new equipment; increases in compensation for and difficulty in attracting and retaining qualified drivers and owner-operators; increases in insurance premiums and deductible amounts relating to accident, cargo, workers' compensation, health, and other claims; unanticipated increases in the number or amount of claims for which the Company is self insured; inability of the Company to continue to secure acceptable financing arrangements; seasonal factors such as harsh weather conditions that increase operating costs; competition from trucking, rail, and intermodal competitors including reductions in rates resulting from competitive bidding; the ability to identify acceptable acquisition candidates, consummate acquisitions, and integrate acquired operations; a significant reduction in or termination of the Company's trucking service by a key customer; terrorist attacks; war; natural disasters; risk of doing business internationally; and other factors, including risk factors, included from time to time in filings made by the Company with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise forward-looking statements, whether as a result of new information, future events or otherwise.  In light of these risks and uncertainties, the forward-looking events and circumstances discussed above and in company filings might not transpire.

P.A.M. Transportation Services, Inc. and Subsidiaries Key Financial and Operating Statistics (unaudited)
	Quarter ended December 31,		Twelve Months ended December 31,
	2012	2011	2012	2011

Revenue, before fuel surcharge	$74,398,457	$70,958,464	$297,698,165	$284,178,133
Fuel surcharge	21,374,211	18,429,893	82,934,597	75,064,827
	95,772,668	89,388,357	380,632,762	359,242,960

Operating expenses and costs:
Salaries, wages and benefits	37,979,888	29,830,833	139,062,229	118,321,257
Fuel expense	26,715,873	28,590,183	111,377,974	124,956,241
Operating supplies and expenses	9,264,374	9,810,899	39,010,789	38,658,940
Rent and purchased transportation	5,034,129	5,162,218	23,814,806	21,841,978
Depreciation	10,105,040	9,417,609	38,297,890	34,163,037
Operating taxes and licenses	1,277,739	1,239,585	5,003,437	4,951,919
Insurance and claims	3,662,053	3,243,919	13,744,172	13,069,554
Communications and utilities	574,842	590,923	2,234,532	2,495,684
Other	1,629,851	1,868,425	5,350,424	6,029,071
Loss (gain) on disposition of equipment	(76,566)	66,818	(166,251)	97,897
Total operating expenses and costs	96,167,223	89,821,412	377,730,002	364,585,578

Operating (loss) income	(394,555)	(433,055)	2,902,760	(5,342,618)

Interest expense	(783,837)	(442,012)	(2,595,371)	(1,798,720)
Non-operating income	610,719	226,029	3,287,939	1,551,110

(Loss) income before income taxes	(567,673)	(649,038)	3,595,328	(5,590,228)
Income tax (benefit) expense	(256,663)	(782,075)	1,416,447	(2,732,857)

Net (loss) income	$(311,010)	$133,037	$2,178,881	$(2,857,371)

Diluted (loss) earnings per share	$(0.04)	$0.02	$0.25	$(0.32)

Average shares outstanding – Diluted	8,701,607	8,798,373	8,701,924	9,055,595

	Quarter ended December 31,		Twelve Months ended December 31,
Truckload Operations	2012	2011	2012	2011

Total miles	50,241,983	47,892,476	200,765,378	195,080,700
Operating ratio*	100.74%	100.77%	99.18%	102.14%
Empty miles factor	8.52%	9.33%	8.72%	8.29%
Revenue per total mile, before fuel surcharge	$1.37	$1.38	$1.36	$1.36
Total loads	63,769	68,482	258,968	277,866
Revenue per truck per work day	$606	$587	$611	$591
Revenue per truck per week	$3,030	$2,935	$3,055	$2,955
Average company trucks	1,563	1,715	1,611	1,723
Average owner operator trucks	209	70	149	48

Logistics Operations
Total revenue	$5,645,912	$4,961,432	$24,280,406	$18,378,852
Operating ratio	97.96%	98.55%	97.33%	98.09%
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* Operating ratio has been calculated based upon total operating expenses, net of fuel surcharge, as a percentage of revenue, before fuel surcharge. We used revenue, before fuel surcharge, and operating expenses, net of fuel surcharge, because we believe that eliminating this sometimes volatile source of revenue affords a more consistent basis for comparing our results of operations from period to period.